Exhibit 16.1

October 6, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Beyond Air, Inc.

Commission File Number 001-38892

Commissioners:

We have read the statements made by Beyond Air, Inc. under Item 4.01 of its Form 8-K dated October 6, 2022. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements Beyond Air, Inc. contained therein.

Very truly yours,

/s/ Friedman LLP

East Hanover, New Jersey